Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8, registering an additional 2,000,000 shares allotted to the Employee Stock Purchase Plan, of BroadVision, Inc. of our report dated March 26, 2007 on the consolidated financial statements and financial statement schedule of BroadVision, Inc. and its subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California
August 27, 2007